77Q1(e)

Amended Schedule A to the Investment Advisory Agreement (amended as of November 19, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on December 30, 2015 (Accession No. 0001193125-15-027150).